UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549


FORM 8-K
CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




      Date of Report (Date of earliest reported)
      August 20, 2001


       STREAMEDIA COMMUNICATIONS, INC.
      (Exact name of registrant as specified in its chapter)


       DELAWARE
      (State or other jurisdiction of incorporation

	 001-15407
      (Commission File Number)

 	 223622272
      (IRS Employer Identification No.)

       244 West 54th Street, 12th Floor
	 New York, NY  10019
      (Address of principal executive offices)
      (Zip Code)

	(212) 445-1700
      (Registrant's telephone number, including area code)


     ________________________________________________________
     (Former name or former address, if changed since last report)



Item 1. N/A

Item 2. N/A

Item 3. N/A

Item 4. The Company at the above stated address and Grant Thornton, located at One Huntington Quadrangle, Suite 3S01, Melville,
NY 11747-4464, have decided to cease their client/auditor relationship. Streamedia Communications, Inc. has decided to move its Headquarters from New York to Virginia. The company anticipates to have the move completed by the end of September 2001.

Item 5. N/A

Item 6. N/A

Item 7. N/A

Item 8. N/A

Item 9. N/A



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


      STREAMEDIA COMMUNICATIONS, INC.
      (Registrant)
      Date: August 20, 2001

      /s/John Velasco-Mills
     John Velasco-Mills, President